Exhibit (23)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements

1.	Registration Statement (Form S-3 No. 333-146981) pertaining to the Debt Securities of The McGraw-Hill Companies, Inc.,

2.	Registration Statements (Form S-8 No. 33-49743, No. 333-30043 and No. 333-40502) pertaining to the 1993 Employee Stock Incentive Plan,

3.	Registration Statements (Form S-8 No. 333-92224 and No. 333-116993) pertaining to the 2002 Stock Incentive Plan,

4.	Registration Statement (Form S-8 No. 333-06871) pertaining to the Director Deferred Stock Ownership Plan,

5.
Registration Statement (Form S-8 No. 33-50856) pertaining to The Savings Incentive Plan of McGraw-Hill, Inc. and its Subsidiaries, The Employee Retirement Account Plan of McGraw-Hill, Inc. and its Subsidiaries, The Standard & Poor's Savings Incentive Plan for Represented Employees, The Standard & Poor's Employee Retirement Account Plan for Represented Employees, The Employees' Investment Plan of McGraw-Hill Broadcasting Company, Inc. and its Subsidiaries,

6.
Registration Statement (Form S-8 No. 333-126465) pertaining to The Savings Incentive Plan of The McGraw-Hill Companies, Inc. and its Subsidiaries, The Employee Retirement Account Plan of The McGraw-Hill Companies, Inc. and its Subsidiaries, The Standard & Poor's Savings Incentive Plan for Represented Employees, and The Standard & Poor's Employee Retirement Account Plan for Represented Employees,

7.
Registration Statement (Form S-8 No. 333-157570) pertaining to The 401(k) Savings and Profit Sharing Plan of The McGraw-Hill Companies, Inc. and its Subsidiaries, and The Standard & Poor's 401(k) Savings and Profit Sharing Plan for Represented Employees,

8.	Registration Statement (Form S-8 No. 333-167885) pertaining to The Amended and Restated 2002 Stock Incentive Plan, and

9.
Registration Statement (Form S-8 No. 333-170902) pertaining to The 401(k) Savings and Profit Sharing Plan of The McGraw-Hill Companies, Inc. and its Subsidiaries, and The Standard & Poor's 401(k) Savings and Profit Sharing Plan for Represented Employees

of our reports dated February 13, 2015, with respect to the consolidated financial statements and schedule of McGraw Hill Financial, Inc. and the effectiveness of internal control over financial reporting of McGraw Hill Financial, Inc. included in this Annual Report (Form 10-K) of McGraw Hill Financial, Inc. for the year ended December 31, 2014.

/s/ ERNST & YOUNG LLP

New York, New York
February 13, 2015